Exhibit 99.1

USA Technologies Names Sean Feeney as Chief Executive Officer

MALVERN, Pa. – May 11, 2020 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today announced that its board of directors has named Sean Feeney as chief executive officer (CEO), effective May 8, 2020.

“USA Technologies is on the threshold of a great new chapter, as we look to set the company on the right path to growth and success,” said Douglas Bergeron, Chairman of USAT. “Sean joins as CEO after an extensive search, involving a wide range of outstanding candidates. He is a proven business leader with a deep background in both technology and financial services. Sean has demonstrated success in building great companies, assembling world class management teams, and reinvigorating culture, while delivering a strong record of metrics-driven performance. His focus on accountability and profitable growth makes him the right choice to lead USAT into the future.”

Feeney served as CEO of GT Nexus, a cloud supply chain platform owned by Warburg Pincus, Primera Capital and Aaron Sasson. During his four-year tenure, Feeney tripled the company’s revenue and oversaw its sale to Infor in 2015. Most recently Feeney was CEO of DefenseStorm, Inc., a cybersecurity management platform providing cloud-based and compliance-automated solutions to financial institutions. Previous to that, he was as an operating partner at Golden Gate Capital (GGC), a San Francisco-based private equity firm. While there he advised on software-focused acquisitions, and also stepped in as Interim CEO for Critigen, a GGC portfolio company providing GPS consulting and data management IT services. He was also CEO at Inovis until its sale to GXS in 2010 (OpenText), and earlier in his career held senior management positions at CheckFree, which was acquired by Fiserv for $4.4bn in 2007.

“I am honored and enthusiastic to lead USAT through its next evolution,” said Sean Feeney. “I look forward to working with all the company’s talent and creating a culture that attracts top talent. There are countless ways that we can build a world class organization that continues to best serve our customers’ needs while creating significant value as we rapidly grow USAT while increasing the company’s profitability and amplify its leadership position in the payments and unattended retail marketplace.”

Feeney holds a B.S. degree in Engineering from the United States Military Academy at West Point, and proudly served as an Army Officer for six years. He has been an active supporter of the technology community in Atlanta and is a past Chairman of the Technology Alliance of Georgia (TAG).

Don Layden, USAT’s former CEO, has resigned from his position and has also resigned from the USAT Board of Directors. The Board and Mr. Layden have agreed that he will not receive any severance, and he has withdrawn his name from consideration in the upcoming election.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward Looking Statements

This news release contains content that could be considered “forward-looking statements” under applicable securities laws, such as statements about the expected development of the Company’s business, projects and joint ventures; execution of its vision and growth strategy; and the effects of such factors upon financial results. These and other forward-looking statements are not guarantees of future performance. Such statements necessarily involve known and unknown risks and uncertainties which may cause actual performance and results to differ materially from current expectations that the statements express or imply. Although the forward-looking statements in this release reflect the current beliefs of Company management, there can be no assurance that those forward-looking statements will prove to be accurate. The Company undertakes no obligation to update forward-looking statements if circumstances or opinions about them should change, except as may be required by applicable law. The reader is cautioned not to place undue reliance on the forward-looking statements in this news release. This news release also contains content regarding past performance by certain Company executives, and the reader is cautioned that past performance may not be indicative of future results.

— F-USAT

Media Contact:

Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com